The information in this preliminary prospectus supplement is not complete and may be changed. We are not using this preliminary prospectus supplement and the accompanying prospectus to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269523
Subject to Completion, dated September 5, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 2, 2023)
$
McKesson Corporation
                   % Notes due 2029

The     % notes due 2029, which we refer to as the “notes,” will (unless earlier redeemed) mature on                    , 2029. We will pay interest on the notes on                    and                    of each year, beginning on                , 2025.
We may redeem the notes, at our option, in whole at any time or in part from time to time, for cash, prior to maturity at the redemption prices set forth under “Description of Notes—Optional Redemption.” If a change of control triggering event occurs, unless we have previously exercised our optional redemption right with respect to the notes, we will be required to offer to repurchase the notes from the holders for cash. See “Description of Notes—Change of Control Triggering Event.”
The notes will be our unsecured senior obligations and rank equally with all our existing and any future unsecured senior indebtedness. The notes will be issued only in registered book-entry form and in denominations of $2,000 and integral multiples of $1,000 thereafter.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-7 in this prospectus supplement and the risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents and reports we file with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus supplement or the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to McKesson Corporation(1)
Per note	%	%	%
Total	$	$	$
__________________
(1)Plus accrued interest from                    , 2024 if settlement occurs after that date.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form on or about                    , 2024 through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, which may include Clearstream Banking, S.A., and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York. See “Underwriting.”

Joint Book-Running Managers

Citigroup	HSBC	US Bancorp
, 2024

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us and our financial performance and condition. The second part, the accompanying prospectus, provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which does not apply to this offering. If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.
You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety. They contain information that you should consider when making your investment decision.
We have not, and the underwriters have not, authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus and the documents and reports incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date hereof.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).
This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither McKesson Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of the Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”).
This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither McKesson Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans, assumptions, expectations or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they include, but are not limited to, the factors discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K, and in other information contained in our publicly available SEC filings and press releases. You should not consider those factors to be a complete statement of all potential risks and uncertainties. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the historical financial statements and notes to those financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read the information set forth under the heading “Risk Factors” herein for more information about important risks that you should consider before investing in the notes. Except as otherwise indicated, all references in this prospectus supplement to “McKesson,” “the company,” “we,” “our” and “us” refer to McKesson Corporation and its consolidated subsidiaries. The symbol “$” refers to U.S. dollars, unless otherwise indicated.
McKesson Corporation
McKesson Corporation, which traces its business roots to 1833, is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products, and services to help make quality care more accessible and affordable. The company operates its business in four reportable segments: U.S. Pharmaceutical, Prescription Technology Solutions (“RxTS”), Medical-Surgical Solutions, and International.
Our principal executive offices are located at 6555 State Hwy 161, Irving, Texas 75039-2402, and our telephone number is (972) 446-4800. Our website can be accessed at https://www.mckesson.com. Information contained on or accessible through our website is not incorporated by reference in and does not form a part of this prospectus supplement.
Recent Developments
Concurrently with the launch of this offering, we issued a notice of redemption of all of our outstanding 5.250% notes due February 15, 2026 (the “2026 Notes”). The redemption of the 2026 Notes (the “2026 Notes Redemption”) will be made in accordance with the terms of the indenture governing the 2026 Notes, which provides for a redemption price on or after February 15, 2024 equal to 100% of the principal amount of the 2026 Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. We intend to use the net proceeds from this offering, together with cash on hand, to fund the 2026 Notes Redemption.
The consummation of this offering is not conditioned on the consummation of the 2026 Notes Redemption, and the 2026 Notes Redemption is not conditioned on the consummation of this offering. The foregoing description of the 2026 Notes Redemption is provided for informational purposes only, and this prospectus supplement does not constitute a notice of redemption of the 2026 Notes. The 2026 Notes Redemption will only be made in accordance with the provisions of the indenture governing the 2026 Notes. Certain of the underwriters or their affiliates are holders of the 2026 Notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the 2026 Notes Redemption.

The Offering

Issuer	McKesson Corporation

Notes Offered	$ aggregate principal amount of % notes due 2029.

Maturity Date	, 2029.

Interest Rate	% per year.

Interest Payment Dates	Interest will be paid on the notes on and of each year, beginning on , 2025. Interest on the notes will accrue from , 2024.

Use of Proceeds
We estimate that we will receive approximately $               million from the sale of the notes, after deducting the underwriting discount but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to fund the 2026 Notes Redemption. See “Summary—Recent Developments.” We intend to use the remaining net proceeds, if any, for general corporate purposes. See “Use of Proceeds.”

Optional Redemption	We may redeem the notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at the redemption prices set forth under “Description of Notes—Optional Redemption.”

Change of Control Triggering Event
Upon the occurrence of both (1) a change of control and (2) a downgrade of the notes below an investment grade rating by each of the Rating Agencies (as defined in “Description of Notes—Change of Control Triggering Event”) within a specified period, unless we have previously exercised our optional redemption right with respect to the notes in whole, we will be required to offer to repurchase the notes for cash at a price equal to 101% of the then outstanding principal amount of the notes, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes—Change of Control Triggering Event.”

Certain Covenants
The indenture that will govern the notes will include certain covenants, including limitations on our ability to:
•create liens on our assets and those of certain of our subsidiaries;
•enter into sale and lease-backs with respect to our properties; and
•merge or consolidate with another entity.
These covenants are each subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants.”

Ranking	The notes will be our unsecured senior obligations and will rank equally with all our existing and any future unsecured and unsubordinated indebtedness from time to time outstanding.

Additional Issues	We may create and issue additional notes with the same terms (except for the issue date, the public offering price and, under certain circumstances, the first interest payment date) as the notes so that such additional notes shall be consolidated and form a single series with the notes. If the additional notes, if any, are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Form of Notes
The notes will be issued as one or more global notes registered in the name of Cede & Co., as the nominee of DTC, for the accounts of its direct and indirect participants. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of Notes—Book-Entry System.”

Trustee, Paying Agent and Registrar	U.S. Bank Trust Company, National Association

Governing Law	The indenture and the notes will be governed by, and construed, interpreted and enforced in accordance with, the internal laws of the State of New York.

RISK FACTORS
An investment in the notes involves a degree of risk. You should carefully consider the risks and uncertainties described below and other information contained in this prospectus supplement and the accompanying prospectus and the documents and reports incorporated by reference herein and therein before you decide whether to invest in the notes. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, incorporated by reference herein, as such may be updated in any future filings we make under the Exchange Act. If any of the risk factors were to occur, our business, financial condition, results of operations and liquidity could be materially adversely affected. This may adversely affect our ability to pay interest on the notes or repay the principal when due, and you may lose part or all of your investment.
Risks Related to the Notes
The notes will be unsecured, rank equally with all of our other unsecured and unsubordinated debt, be effectively subordinated to our secured debt and be structurally subordinated to all liabilities of our subsidiaries.
The notes will be direct unsecured obligations of McKesson Corporation exclusively, and not the obligation of any of our subsidiaries. The notes will (i) rank equally with all of our other existing and any future unsecured and unsubordinated indebtedness, (ii) be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that other indebtedness, and (iii) be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries. Our rights and the rights of any holder of the notes (or our other creditors) to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred equity holders (if any), except to the extent that we may be a creditor with recognized claims against the subsidiary.
Holders of our secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. The notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets or any pledged capital stock in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets and any pledged capital stock that constitute their collateral. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.
Any default under the agreements governing our indebtedness, including a default under any credit facility to which we may be a party that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes or substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under any credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under any credit facility or other debt that we may incur in the future to avoid being in default. If we breach our covenants under any credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under any credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the assets securing the debt. Because the indenture governing the notes, the indentures governing our notes that are currently outstanding and the agreements governing any credit facility will have customary cross-default provisions, if the indebtedness under the notes or under any credit facility or any of our other facilities is accelerated, we may be unable to repay or finance the amounts due.
If an active trading market does not develop for the notes, you may not be able to resell them.
There is no public market for the notes, and we cannot assure you that an active trading market will develop for the notes. We do not intend to apply for the notes to be listed on any securities exchange or for quotation on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the underwriters that they currently intend to make a market in the notes after this offering is completed. However, the underwriters may cease their market-making at any time.
If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market price of the notes.
The market price of the notes will depend on many factors, including, but not limited to, the following:
•ratings on our debt securities assigned by rating agencies;
•the time remaining until maturity of the notes;
•the prevailing interest rates being paid by other companies similar to us;
•our results of operations, financial condition and prospects; and
•the condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.
The indenture will not restrict the amount of additional indebtedness that we may incur.
The notes and the indenture under which the notes will be issued will not place any limitation on the amount of unsecured indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the notes in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your notes, if any, and increasing the risk that the credit rating of the notes is lowered or withdrawn.
Our credit ratings may not reflect all risks of your investments in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.
Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes, each holder of the notes will have the right to require us to repurchase for cash all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes as required and any other indebtedness that may be required to be repaid or repurchased as a result of such event. Our failure to repurchase the notes as required under the indenture that will govern the notes would result in an event of default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Change of Control.”
Under clause (3) of the definition of “Change of Control” described under “Description of Notes—Change of Control Triggering Event,” a change of control will occur on the first day on which a majority of our directors are not “Continuing Directors.” In a decision in connection with a proxy contest, the Court of Chancery of Delaware has suggested that the occurrence of a change of control under an indenture provision similar to ours may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “Continuing Directors” solely for purposes of avoiding the triggering of such change of control clause, provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties. The Court also suggested that there may be a possibility that an issuer’s obligation to repurchase its outstanding debt securities upon a change of control triggered by a failure to have a majority of “Continuing Directors” may be unenforceable on public policy grounds.
Trading in the clearing systems is subject to minimum denomination requirements.
The terms of the notes provide that notes will be issued with a minimum denomination of $2,000 and multiples of $1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination of $2,000 or any integral multiple of $1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

USE OF PROCEEDS
We estimate that we will receive approximately $               million from the sale of the notes, after deducting the underwriting discount but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to fund the 2026 Notes Redemption. See “Summary—Recent Developments.” We intend to use the remaining net proceeds, if any, for general corporate purposes.
As of June 30, 2024, $500,000,000 aggregate principal amount of the 2026 Notes was outstanding. The 2026 Notes mature on February 15, 2026, unless earlier repurchased or redeemed, and bear interest at a rate of 5.250% per year.
Certain of the underwriters or their affiliates are holders of the 2026 Notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the 2026 Notes Redemption.

CAPITALIZATION
The following table sets forth our cash position and capitalization as of June 30, 2024:
•on an actual basis; and
•on an adjusted basis to reflect the net proceeds from this offering after the application of the net proceeds from this offering to fund the 2026 Notes Redemption, as described in “Use of Proceeds.”
You should read this table in conjunction with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and our historical financial statements and notes to those financial statements that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2024
(in millions, except par value)	Actual	As Adjusted
Cash and cash equivalents	$2,302		$(1)
Long-term debt (including current portion):
Denominated in U.S. Dollars
0.90% Notes due December 3, 2025	500	500
5.25% Notes due February 15, 2026	499	—	(2)
1.30% Notes due August 15, 2026	499	499
7.65% Debentures due March 1, 2027	150	150
3.95% Notes due February 16, 2028	343	343
4.90% Notes due July 15, 2028	399	399
4.75% Notes due May 30, 2029	196	196
5.10% Notes due July 15, 2033	597	597
6.00% Notes due March 1, 2041	218	218
4.88% Notes due March 15, 2044	255	255
% notes due 2029 offered hereby	—
Denominated in Foreign Currencies
1.50% Euro Notes due November 17, 2025	642	642
1.63% Euro Notes due October 30, 2026	536	536
3.13% Sterling Notes due February 17, 2029	569	569
Lease and other obligations	232	232
Total long-term debt (including current portion)	$5,635	$
Stockholders’ deficit:
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding (actual and as adjusted)	$—	$—
Common stock, $0.01 par value, 800 shares authorized and 279 shares issued at June 30, 2024 (actual and as adjusted)	3	3
Additional paid-in capital	8,126	8,126
Retained earnings	15,810	15,810
Accumulated other comprehensive loss	(913)	(913)
Treasury shares, at cost, 149 shares at June 30, 2024 (actual and as adjusted)	(24,781)	(24,781)
Total McKesson Corporation stockholders’ deficit	$(1,755)	$(1,755)
Total capitalization	$3,880	$
__________________
(1)As adjusted cash and cash equivalents reflects actual cash and cash equivalents as of June 30, 2024, adjusted to reflect the net proceeds from this offering but before the application of the net proceeds from this offering, as described in “Use of Proceeds.”

(2)As adjusted 2026 Notes reflects the application of the net proceeds from this offering to fund the 2026 Notes Redemption. See “Summary—Recent Developments” and “Use of Proceeds.”

DESCRIPTION OF NOTES
This description of the notes being offered hereby supplements and, to the extent it is inconsistent, supersedes, the description of the general provisions of the notes and the indenture in the accompanying prospectus. The notes will be “Senior Debt Securities,” as that term is used in the accompanying prospectus. All references to “McKesson,” “we,” “our,” and “us” in this section refer only to McKesson Corporation and not its subsidiaries.
General
The notes will be issued as a separate series of debt securities under an indenture, dated as of February 15, 2023 (the “Indenture”), between us and U.S. Bank Trust Company, National Association, as trustee. The holders of the notes may request a copy of the Indenture and the form of note from us.
We will issue the notes in fully registered book-entry form without coupons and in denominations of $2,000 and integral multiples of $1,000 thereafter. Currently, there is no public market for the notes and we do not intend to apply for the listing of the notes on a national securities exchange or for quotation of those notes on any automated dealer quotation system.
The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the Indenture, to which reference is hereby made for a complete statement of such provisions. Certain provisions of the Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Indenture in both this prospectus supplement and the accompanying prospectus, as well as the form of notes and the Indenture.
The notes will be our senior unsecured obligations. The cover page of this prospectus supplement sets forth the maturity date, aggregate principal amount and interest rate of the notes.
We may, without the consent of the holders of the notes, create and issue additional notes with the same terms (except for the issue date, the public offering price and, under certain circumstances, the first interest payment date) as the notes. The additional notes, if any, will form a single series with the outstanding notes. If the additional notes, if any, are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to the notes.
Payments of principal, premium if any, and interest to owners of book-entry interests (as described below) are expected to be made in accordance with the procedures of DTC and its participants in effect from time to time.
U.S. Bank Trust Company, National Association will initially act as trustee, paying agent and registrar for the notes. Upon written notice to the trustee, we may change the paying agent or registrar.
The notes will bear interest from the date of issuance, payable semi-annually on each                    and                    , beginning on                    , 2025, to the persons in whose names such notes are registered at the close of business on the immediately preceding day and whether or not such day is a business day. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any interest payment date would otherwise be a day that is not a business day, such interest payment date will be postponed to the next date that is a business day and no additional interest shall accrue. If the maturity date of the notes falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

Optional Redemption
Prior to               , 20     , we may redeem the notes at our option, in whole or in part, at any time and from time to time, for cash at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus (i)              basis points less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after               , 20     , we may redeem the notes at our option, in whole or in part, at any time and from time to time, for cash at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate will be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and will interpolate to the maturity date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date, as applicable. If there is no United States Treasury security maturing on the maturity date but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date, one with a maturity date preceding the maturity date and one with a maturity date following the maturity date, we will select the United States Treasury security with a maturity date preceding the maturity date. If there are two or more United States Treasury securities maturing on the maturity date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
Any notice of redemption may be given prior to the completion of any event or transaction, including any securities offering or other corporate transaction, and any redemption or notice of redemption may be subject to the satisfaction of one or more conditions precedent, including the completion of any such securities offering or corporate transaction. If any redemption or notice of redemption is subject to the satisfaction of one or more conditions precedent, the applicable notice of redemption will so state and will state that the redemption date may be delayed until such time as any or all of such conditions precedent have been satisfied, or such redemption may not occur and such notice of redemption may be rescinded in the event that any or all such conditions precedent have not been satisfied by the redemption date, or by the redemption date so delayed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below) occurs, unless, we have previously exercised our right to redeem the notes in whole as described above, holders of the notes will have the right to require us to repurchase all or any part (in integral multiples of $1,000 original principal amount) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes; provided that the principal amount of any note remaining outstanding after a repurchase in part shall be $2,000 or a higher integral multiple of $1,000. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the then outstanding aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”).
Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes subject to the Change of Control Triggering Event describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by such notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.
On the Change of Control Payment Date, we will be required, to the extent lawful, to:
•accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;
•irrevocably deposit with the paying agent, no later than 10:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
The paying agent will promptly mail (or, in the case of notes held in book-entry form, transmit electronically) to each holder of notes properly tendered the repurchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unrepurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of ours and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ours and our subsidiaries taken as a whole to another Person (as defined in the Indenture) or group may be uncertain.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event. The change of control feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ours and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) we become a wholly-owned subsidiary of a holding company and (b) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of McKesson’s voting stock immediately prior to that transaction.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Corporation and Fimalac, S.A., or its successor.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Fitch or Moody’s and BBB- (or the equivalent) by S&P.
“Moody’s” means Moody’s Investors Service, Inc., or its successor.
“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any one or more of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our reasonable control, then, at our election, either (x) each of the remaining agencies, as the case may be, or (y) each of the remaining agencies, as the case may be, and any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or its successor.
Certain Covenants
Definitions
The term “Attributable Debt” shall mean in connection with a sale and lease-back transaction the lesser of (a) the fair value of the assets subject to such transaction, as determined by our Board of Directors, or (b) the present value of the remaining obligations of the lessee for net rental payments during the term of any lease discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the Indenture and subject to limitations on sale and lease-back transaction covenants, compounded semi-annually in either case as determined by our principal accounting or financial officer.
The term “Consolidated Subsidiary” shall mean any Subsidiary (as defined in the Indenture), substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with our financial statements in accordance with accounting principles generally accepted in the United States of America.
The term “Exempted Debt” shall mean the sum of the following as of the date of determination: (1) Indebtedness of ours and our Consolidated Subsidiaries incurred after the date of issuance of the notes and secured by liens not permitted by the limitation on liens provisions, and (2) Attributable Debt of ours and our Consolidated Subsidiaries in respect of every sale and lease-back transaction entered into after the date of the issuance of the notes, other than leases permitted by the limitation on sale and lease-back provisions.
The term “Indebtedness” shall mean all items classified as indebtedness on our most recently available consolidated balance sheet, in accordance with accounting principles generally accepted in the United States of America.
The term “Qualified Receivables Transaction” shall mean any transaction or series of transactions entered into by us or any of our Subsidiaries pursuant to which we or any of our Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by us or any of our Subsidiaries) or (2) any other person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of us or any of our Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

The term “Receivables Subsidiary” shall mean a Subsidiary of ours which engages in no activities other than in connection with the financing of accounts receivable or inventory (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by us or any Subsidiary of ours (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse or obligates us or any Subsidiary of ours in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of ours or any Subsidiary of ours (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither we nor any Subsidiary of ours has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither we nor any Subsidiary of ours has any obligations to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.
Limitation on Liens
We covenant that, so long as any of the notes remain outstanding, we will not, and will not permit any Consolidated Subsidiary, to create or assume any Indebtedness for money borrowed which is secured by a mortgage, pledge, security interest or lien (“liens”) of or upon any assets, whether now owned or hereafter acquired, of ours or any such Consolidated Subsidiary without equally and ratably securing the notes by a lien ranking equally to and ratably with (or, at our option, senior to) such secured Indebtedness, except that the foregoing restriction shall not apply to:
•liens on assets of any corporation existing at the time such corporation becomes a Consolidated Subsidiary;
•liens on assets existing at the time of acquisition thereof, or to secure the payment of the purchase price of such assets, or to secure indebtedness incurred or guaranteed by us or a Consolidated Subsidiary for the purpose of financing the purchase price of such assets or improvements or construction thereon, which indebtedness is incurred or guaranteed prior to, at the time of or within 360 days after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later;
•liens securing indebtedness owed by any Consolidated Subsidiary to us or another wholly owned Subsidiary;
•liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of the corporation or firm as an entirety or substantially as an entirety by us or a Subsidiary;
•liens on any assets of ours or a Consolidated Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such liens, including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financing;
•any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing;
•certain statutory liens or other similar liens arising in the ordinary course of our or a Consolidated Subsidiary’s business, or certain liens arising out of government contracts;
•certain pledges, deposits or liens made or arising under the worker’s compensation or similar legislation or in certain other circumstances;

•certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards;
•liens for certain taxes or assessments, landlord’s liens and liens and charges incidental to the conduct of the business or the ownership of our assets or those of a Consolidated Subsidiary, which were not incurred in connection with the borrowing of money and which do not, in our opinion, materially impair the use of such assets in the operation of our business or that of such Consolidated Subsidiary or the value of such assets for the purposes thereof;
•liens relating to accounts receivable of ours or any of our Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with accounting principles generally accepted in the United States of America, to the extent the sale by us or the applicable Subsidiary is deemed to give rise to a lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof; or
•liens on any assets of ours or any of our Subsidiaries (including Receivables Subsidiaries) incurred in connection with a Qualified Receivables Transaction.
Notwithstanding the above, we or any of our Consolidated Subsidiaries may, without securing the notes, create or assume any Indebtedness which is secured by a lien which would otherwise be subject to the foregoing restrictions; provided that after giving effect thereto the Exempted Debt then outstanding at such time does not exceed 10% of our total assets on a consolidated basis.
Limitation on Sale and Lease-Back Transactions
Sale and lease-back transactions, except such transactions involving leases for less than three years, by us or any Consolidated Subsidiary of any assets are prohibited unless (a) we or such Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the notes, or (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value (as determined by our Board of Directors) and the proceeds are applied to the purchase or acquisition, or, in the case of real property, the construction, of assets or to the retirement of Indebtedness. The foregoing limitation will not apply, if at the time we or any Consolidated Subsidiary enters into such sale and lease-back transaction, and after giving effect thereto, Exempted Debt does not exceed 10% of our total assets on a consolidated basis.
Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our assets substantially as an entirety are transferred or leased is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes, pursuant to a supplemental indenture, our obligations on the notes and under the Indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the Indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the notes and the Indenture, we shall be discharged from all our obligations under the notes and the Indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Reports
We will file with the Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939, as amended.
Notwithstanding anything to the contrary in the Indenture, all required reports, information and documents referred to in the preceding paragraph shall be deemed filed with the Trustee at the time such reports, information or documents are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system). For purposes of clarification, the foregoing sentence does not impose on the Trustee any duty to search for or obtain any electronic or other filings that we make with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants contained in the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates).
Discharge, Defeasance and Covenant Defeasance
We may discharge our obligations to holders of the notes that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the Trustee cash and/or U.S. government obligations, as trust funds, in an amount sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the notes and any mandatory sinking fund payments.
We may also discharge any and all of our obligations to holders of the notes at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants contained in the notes and the provisions of the Indenture, and we may omit to comply with those covenants without creating an event of default under the Indenture (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the Trustee cash and/or U.S. government obligations, as trust funds, in an amount sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding notes; and
•we deliver to the Trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the notes, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the notes and the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of the notes, to replace any temporary, mutilated, destroyed, lost or stolen notes or to maintain an office or agency in respect of the notes.
Book-Entry System
The certificates representing the notes will be issued in the form of one or more fully registered global notes without coupons (the “global note”) and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See “Description of Debt Securities—Registered Global Securities” in the accompanying prospectus.
DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Concerning the Trustee
U.S. Bank Trust Company, National Association is the trustee under the Indenture with respect to the notes offered hereby. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business.
Internal Revenue Code Section 6045
The issuer and the holders shall cooperate with the Trustee and shall provide the Trustee with reasonable access to, and copies of, documents or information necessary for the Trustee to comply with any cost basis reporting obligations imposed on it by a governmental authority in connection with certain transfers or exchanges of notes.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership, and disposition of the notes, but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary is for informational purposes only and is based on the Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations and practice, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, with possible retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary deals only with beneficial owners of the notes that purchase the notes in this offering at their “issue price” (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold their notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Other than the summary provided in “Non-U.S. Holder” below, this summary does not address the non-U.S. or state or local tax consequences of the acquisition, ownership or disposition of the notes, tax considerations relating to the Medicare contribution tax on net investment income, or U.S. federal income tax consequences relevant to special classes of taxpayers, e.g., dealers in securities; traders in securities that have elected the mark-to-market method of accounting for their securities; persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction; U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; certain U.S. expatriates; banks and other financial institutions; accrual method taxpayers subject to special tax accounting rules under section 451(b) of the Code; insurance companies; controlled foreign corporations; passive foreign investment companies; persons subject to the alternative minimum tax; S corporations, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein); and retirement plans, individual retirement accounts, tax-deferred accounts, governmental organizations or entities which are tax-exempt for U.S. federal income tax purposes.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that is an individual, corporation, estate or trust that is, for U.S. federal income tax purposes (i) a citizen or individual resident (within the meaning of Section 7701(b) of the Code) of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created, organized, or domesticated under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (a) is subject to the primary supervision of a U.S. court and has one or more U.S. persons, within the meaning of Code section 7701(a)(30), who have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
A “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes.
In certain circumstances (see “Description of Notes—Change of Control Triggering Event”), we will be required to offer to repurchase the notes at a price equal to 101% of the then outstanding principal amount of the notes, plus accrued and unpaid interest to, but not including, the date of repurchase. We do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. The following discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES

ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
U.S. Holders
The following is a summary of certain U.S. federal income tax consequences to a U.S. Holder relating to the purchase, ownership and disposition of the notes.
Payments of interest
It is expected, and this summary assumes, that the notes will be issued with no more than a de minimis amount of original issue discount, if any, for U.S. federal income tax purposes.
U.S. Holders generally will be required to include in gross income as ordinary interest income the stated interest paid or accrued on the notes in accordance with their regular method of tax accounting.
Sale, exchange, redemption or other taxable disposition
Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between (i) the amount realized upon such sale, exchange, redemption or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the note. The amount realized will equal the sum of cash plus the fair market value of all other property received by the U.S. Holder, less any portion allocable to any accrued and unpaid stated interest, which portion will be taxed as ordinary interest income (as described above under “— Payments of interest”). A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year. In general, long-term capital gains of a non-corporate U.S. Holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances.
Information reporting and backup withholding
In general, we must report certain information to the IRS with respect to payments of interest, and payments of the proceeds of the sale, exchange, redemption or other taxable disposition of a note, to certain non-corporate U.S. Holders. The payor (which may be us or an intermediate payor) may be required to withhold amounts otherwise payable on or in respect of a note with respect to U.S. federal backup withholding, currently at a rate of 24%, if (i) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to otherwise establish an exemption to backup withholding; (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect; (iii) there has been a notified payee underreporting described in Section 3406(c) of the Code; or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding under the Code or otherwise established an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a credit against that U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences to a Non-U.S. Holder relating to the purchase, ownership and disposition of the notes.
Payments of interest
It is expected, and this summary assumes, that the notes will be issued with no more than a de minimis amount of original issue discount, if any, for U.S. federal income tax purposes. Subject to the discussion below under “—Foreign Account Tax Compliance Act” and “—Information reporting and backup withholding,” any interest paid to a Non-U.S. Holder of a note that is not effectively connected with a U.S. trade or business generally will not be subject to U.S. federal income or withholding tax if the interest qualifies as “portfolio interest.” Interest on the notes generally will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all our voting stock, (ii) such Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code, and (iii) either (a) the non-U.S. Holder provides to us or our paying agent an appropriate IRS Form W-8 (generally an IRS Form W-8BEN or IRS Form W-8BEN-E), signed under penalties of perjury, that includes its name and address and certifies its non-U.S. status in compliance with applicable law and regulations, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the Non-U.S. Holder provides a statement to us or our paying agent under penalties of perjury in which it certifies that an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) has been received by it from the Non-U.S. Holder, or (c) the Non-U.S. Holder holds its notes through a “qualified intermediary” and the qualified intermediary provides us or our paying agent a properly executed IRS Form W-8IMY (or other applicable form) on behalf of itself together with any applicable underlying IRS forms sufficient to establish that the Non-U.S. Holder is not a U.S. Holder.
The gross amount of payments to a Non-U.S. Holder of interest that is not effectively connected with a U.S. trade or business and that does not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax. Payments of interest that are effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder and, to the extent an applicable treaty so provides, are attributable to a permanent establishment in the United States will be subject to tax on a net income basis at regular, graduated U.S. rates in the same manner as such payments are to U.S. Holders. In the case of a Non-U.S. Holder that is a corporation, such effectively connected income may also be subject to the branch profits tax (which generally is imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. If payments of interest are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (whether or not a treaty applies), the 30% withholding tax discussed above will not apply, provided that the appropriate certification (discussed below) is provided. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or such successor forms as the IRS may designate), as applicable, prior to the payment of interest. A Non-U.S. Holder that is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
Sale, exchange, redemption or other taxable disposition
Subject to the discussion below under “—Information reporting and backup withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain realized on the sale, exchange, redemption or other taxable disposition of a note unless: (i) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on any gain recognized (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses; or (ii) such gain is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Holder and, to the extent an applicable treaty so provides, is attributable to a permanent establishment in the United States, in which case such gain will be taxable in the same manner as effectively connected interest (discussed above).
Information reporting and backup withholding
The amount of interest paid to a Non-U.S. Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the Non-U.S. Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the Non-U.S. Holder is resident. Provided that a Non-U.S. Holder has complied with certain reporting procedures

(generally through the provision of a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption, the Non-U.S. Holder generally will not be subject to backup withholding with respect to interest payments on a note, unless we or our paying agent know or have reason to know that the holder is a U.S. person. Backup withholding is not an additional tax. Any amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules may be credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded to a Non-U.S. Holder, if the holder timely provides the required information to the IRS.
Foreign Account Tax Compliance Act
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) impose a 30% U.S. withholding tax on certain U.S.-source payments, including interest, dividends, and other fixed or determinable annual or periodic gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. In addition, the notes may constitute a “financial account” for these purposes and thus be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Under proposed Treasury Regulations (upon which taxpayers may generally rely until applicable final regulations are issued or such proposed Treasury Regulations are rescinded), gross proceeds from the sale or other disposition of the notes will not be subject to withholding under FATCA (but payments of interest will remain subject to such withholding requirements).
If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and U.S. Bancorp Investments, Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has agreed, severally and not jointly, to purchase from us, the principal amount of the notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
Citigroup Global Markets Inc.	$
HSBC Securities (USA) Inc.
U.S. Bancorp Investments, Inc.

Total	$
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. The underwriters reserve the right to withdraw, cancel or modify offers to the public and reject orders in whole or in part.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per note	%
Total	$
Expenses associated with this offering to be paid by us, other than underwriting discount, are estimated to be approximately $               million.
We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or for quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes.
Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. However, neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that these activities may have on the price of the notes. In addition, the underwriters are not required to engage in any of these activities, and may end any of them at any time.
Extended Settlement
We expect that delivery of the notes will be made to investors on or about September     , 2024, which will be the                     business day following the date of this prospectus supplement (such settlement being referred to as “T+     ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the          business day before the date of delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Conflicts of Interest
In the ordinary course of business, the underwriters or their affiliates may have provided and may in the future provide commercial, financial, advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation. In addition, certain of the underwriters or their affiliates are holders of the 2026 Notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the 2026 Notes Redemption.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee, paying agent and registrar.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase of any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;
(b)the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;
(c)the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);
(d)the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)such action does not require any document to be lodged with ASIC or the Australian Securities Exchange.
EEA
Prohibition of Sales to EEA Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not an EEA Qualified Investor; and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
France
Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the EEA and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:
•released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•used in connection with any offer for subscription or sale of the notes to the public in France.
Such offers, sales and distributions will be made in France only:
•to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restraint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’epargne).
The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the Financial Instruments and Exchange Law) and accordingly, each underwriter has acknowledged and agreed that it has not offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the attached prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA. It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:
(1)to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation), or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(2)where no consideration is or will be given for the transfer;
(3)where the transfer is by operation of law;

(4)as specified in Section 276(7) of the SFA; or
(5)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.
United Kingdom
Prohibition of Sales to United Kingdom Retail Investors
The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or
(iii)not a UK Qualified Investor; and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to McKesson Corporation.
All applicable provisions of the FSMA must be complied with respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for us by Morrison & Foerster LLP, Washington, District of Columbia, and for the underwriters by Sidley Austin LLP, New York, New York.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, of McKesson Corporation and subsidiaries as of March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, incorporated by reference in this prospectus supplement by reference from McKesson Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and the effectiveness of McKesson Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means:
•incorporated documents are considered part of this prospectus supplement;
•we can disclose important information to you by referring you to those documents; and
•information we file with the SEC will automatically update and supersede the information in this prospectus supplement and any information that was previously incorporated.
We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):
•our Annual Report on Form 10-K for the fiscal year ended March 31, 2024;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 21, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024; and
•our Current Reports on Form 8-K filed with the SEC on June 3, 2024, August 2, 2024 and August 26, 2024.

PROSPECTUS
McKESSON CORPORATION
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

We may offer and sell from time to time:
•common stock;
•preferred stock;
•depositary shares representing preferred stock;
•debt securities;
•warrants;
•stock purchase contracts; and
•stock purchase units.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “MCK”. We have not yet determined whether any of the other securities that may be offered by this prospectus and a prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market. Our principal executive offices are located at 6555 State Hwy 161, Irving, Texas 75039, and our telephone number is (972) 446-4800.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 5 of this prospectus and any risk factors contained in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2023.

i

ABOUT THIS PROSPECTUS
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “McKesson,” “the Company,” “we,” “our,” “us” and other similar pronouns refer to McKesson Corporation, together with all wholly owned subsidiaries and majority-owned or controlled companies.
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public without charge at the SEC’s website at http://www.sec.gov. We also make our SEC filings available to the public without charge on or through our website at http://www.mckesson.com. Information contained on or accessible through our website is not incorporated by reference in and does not form a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be obtained from the SEC as indicated above, or from us as indicated under “Incorporation by Reference.”

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):
•Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on May 9, 2022 (“Annual Report”);
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 9, 2022;
•Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2022, September 30, 2022 and December 31, 2022;
•Current Reports on Form 8-K filed with the SEC on April 1, 2022, April 29, 2022, July 25, 2022, September 13, 2022 and November 7, 2022; and
•The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 22, 2004 (File No. 000-50997), and any amendment or reports filed for the purpose of updating such description.
We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.
You may obtain copies of these filings by accessing the SEC’s website or our website as described above under “Where You Can Find More Information”. In addition, we will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary at McKesson Corporation, 6555 State Hwy 161, Irving, Texas 75039. Our telephone number is (972) 446-4800.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.
You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS
Investing in our securities involves risks. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases. See “Where You Can Find Additional Information.”

McKESSON CORPORATION
McKesson Corporation, which traces its business roots to 1833, is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products, and services to help make quality care more accessible and affordable. The Company operates its business in four reportable segments: U.S. Pharmaceutical, Prescription Technology Solutions, Medical-Surgical Solutions, and International.
Our principal executive offices are located at McKesson Plaza, 6555 State Hwy 161, Irving, Texas 75039, and our telephone number is (972) 446-4800. Our website can be accessed at http://www.mckesson.com. Information contained on or accessible through our website is not incorporated by reference in and does not form a part of this prospectus.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of businesses or assets thereof, and working capital needs.

DESCRIPTION OF CAPITAL STOCK
General
The following descriptions of our capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to our amended and restated certificate of incorporation, our amended and restated by-laws and the Delaware General Corporation Law (“DGCL”). Copies of our amended and restated certificate of incorporation and our amended and restated by-laws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.
As of the date hereof, our authorized capital stock consists of 900,000,000 shares, of which 800,000,000 shares are common stock, par value $0.01 per share, and 100,000,000 shares are preferred stock, par value $0.01 per share. Of the preferred stock, 10,000,000 shares have been designated Series A Junior Participating Preferred Stock. We may amend from time to time our amended and restated certificate of incorporation to increase the number of authorized shares of common stock and/or preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.
As of December 31, 2022, there were 136,939,227 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. All of our outstanding shares of common stock are fully paid and non-assessable.
Common Stock
Dividend Rights. Subject to the dividend rights of the holders of any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine.
Rights Upon Liquidation. Upon liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in our assets that are legally available for distribution, after payment of all debts, other liabilities, and any liquidation preferences of outstanding preferred stock.
Conversion, Redemption and Preemptive Rights. Holders of our common stock have no conversion, redemption, preemptive, or similar rights.
Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 100,000,000 shares of preferred stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences of each of these series.
The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:
•the title and liquidation preference per share of the preferred stock and the number of shares offered;
•the purchase price of the preferred stock;
•the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;
•any redemption or sinking fund provisions of the preferred stock;
•any conversion, redemption or exchange provisions of the preferred stock;

•the voting rights, if any, of the preferred stock; and
•any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.
If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.
Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that prospectus supplement covers.
Dividend Rights. The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by our board of directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. We will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.
Rights Upon Liquidation. The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.
Conversion, Redemption or Exchange Rights. The shares of a series of preferred stock will be convertible at the option of the holder of the preferred stock, redeemable at our option or the option of the holder, as applicable, or exchangeable at our option, into another security, in each case, to the extent set forth in the applicable prospectus supplement.
Voting Rights. Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated By-Laws
Our amended and restated certificate of incorporation and our amended and restated by-laws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Our amended and restated certificate of incorporation also provides that any action required or permitted to be taken by the holders of common stock may be effected only at an annual or special meeting of such holders, and that stockholders may act in lieu of such meetings only by unanimous written consent. Our amended and restated by-laws provide that special meetings of holders of common stock may be called only by our Chair, Chief Executive Officer, or a majority of our board of directors for any purpose at any time. Holders of common stock owning at least 15% of the outstanding shares of common stock for at least one year are permitted to submit a special meeting request in accordance with the procedures described in our amended and restated by-laws.
Our amended and restated by-laws establish an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors, as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by us not less than 90 nor more than 120 days prior to the date of the annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.
Pursuant to our amended and restated certificate of incorporation and the DGCL, our amended and restated certificate of incorporation may be amended by a vote of a majority of our board of directors and by the affirmative vote of a majority of the shares of the corporation entitled to vote thereon. Our amended and restated certificate of incorporation and our amended and restated by-laws provide that our amended and restated by-laws may be amended by a vote of a majority of our board of directors. In addition, our amended and restated by-laws provide that our amended and restated by-laws may be amended by the affirmative vote of a majority of the shares of the corporation entitled to vote thereon.
Exclusive Forum Provision of our Amended and Restated By-Laws
Our amended and restated by-laws provide that, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for specified legal actions is the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware if the Court of Chancery does not have or declines to accept jurisdiction (collectively, “Delaware Courts”). Current and former stockholders are deemed to have consented to the personal jurisdiction of the Delaware Courts in connection with any action to enforce that exclusive forum provision and to service of process in any such action.
Section 203 of Delaware General Corporation Law
We are subject to the “business combination” statute of the DGCL. In general, such statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless:
(1)such transaction is approved by our board of directors prior to the date the interested stockholder obtains such status,
(2)upon consummation of such transaction, the “interested stockholder” beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(3)the “business combination” is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” includes mergers, asset sales, and other transactions resulting in financial benefit to the “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.
Certain Effects of Authorized But Unissued Stock
Our authorized but unissued shares of common stock and preferred stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.
The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount available for distribution to holders of our common stock or could adversely affect the rights and powers, including voting rights, of such holders. In certain circumstances, such issuance could have the effect of decreasing the market price of our common stock.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of us.
We plan to issue additional shares of common stock in connection with our employee benefit plans. We do not currently have any plans to issue shares of preferred stock.
Limitation of Liability of Directors
Our amended and restated certificate of incorporation contains a provision that limits the liability of our directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Such limitation does not, however, affect the liability of a director (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) in respect of certain unlawful dividend payments or stock redemptions or purchases, and (4) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. This provision does not limit or eliminate our rights or the rights of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our directors and officers have indemnification protection.
Transfer Agent and Registrar
EQ Shareowner Services acts as transfer agent and registrar of our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “MCK”.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.
General
If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.
The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.
Conversion, Exchange and Redemption
If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Record Date
Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.
Amendments
We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:
•the depositary has redeemed all related outstanding depositary shares, or
•we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.
The depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.
Resignation and Removal of Depositary
At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES
All references in this section to “McKesson,” “the Company,” “we,” “our,” “us,” and other similar pronouns refer only to McKesson Corporation and not to its subsidiaries. The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“Senior Debt Securities”), our senior subordinated debt (“Senior Subordinated Debt Securities”), our subordinated debt (“Subordinated Debt Securities”) or our junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). The debt securities we offer will be issued under an indenture between us and U.S. Bank Trust Company, National Association, acting as trustee. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
•the title or designation;
•the aggregate principal amount;
•whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;
•the price or prices at which the debt securities will be issued;
•the date or dates on which principal and premium, if any, is payable;
•the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•the right, if any, to extend the interest payment periods and the duration of the extensions;
•our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•the currency or currencies of payment of principal and premium, if any, or interest;
•the terms applicable to any debt securities issued at a discount from their stated principal amount;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•any provisions for the remarketing of the debt securities;
•the trustee, if different from the existing trustee under the indenture;
•any events of default, if different from the existing Events of Default under the indenture described in this prospectus;
•if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and
•any other specific terms of any debt securities.
The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Senior Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Senior Subordinated Debt Securities
Payment of the principal of, premium on, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsecured and unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Subordinated Debt Securities
Payment of the principal of, premium on, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsecured and unsubordinated and Senior Subordinated Debt Securities. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.
Junior Subordinated Debt Securities
Payment of the principal of, premium on, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsecured and unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of McKesson. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our assets substantially as an entirety are transferred or leased is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or Event of Default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of McKesson or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:
•failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by McKesson in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to perform any other covenant in the indenture or the debt securities of such series (“other covenants”) for 90 days after notice that performance was required;
•events in bankruptcy, insolvency or reorganization of McKesson; or
•any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
If an Event of Default relating to events in bankruptcy, insolvency or reorganization of McKesson occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•the holder has previously given to the trustee written notice of default and continuance of that default;

•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within 60 days of the request; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by an officer of McKesson, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a custodian or nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of McKesson, the trustee or any other agent of McKesson or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.”
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The security registrar we appoint will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the security registrar.

Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and
•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by a successor corporation of our obligations;
•add covenants for the protection of the holders of debt securities;
•cure any ambiguity or correct any inconsistency in the indenture;
•establish the forms or terms of debt securities of any series; and
•evidence and provide for the acceptance of appointment by a successor trustee.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount or premium, if any;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable on redemption;
•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium on, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at the corporate trust office designated by the trustee in or pursuant to the indenture, which initially will be in Philadelphia, Pennsylvania.
The indenture contains limitations on the right of the trustee, should it become a creditor of McKesson, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest, as such term is defined in the Trust Indenture Act of 1939, as amended, relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of McKesson or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

DESCRIPTION OF WARRANTS
General
We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.
The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant are filed as exhibits to the registration statement of which this prospectus forms a part.
The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;
•the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•call provisions of such debt warrants, if any; and
•any other terms of the debt warrants.
The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.
Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
•the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;
•the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;
•the offering price of such stock warrants, if any;
•the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;
•the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;
•call provisions of such stock warrants, if any;
•any other terms of the stock warrants;
•anti-dilution provisions of the stock warrants, if any; and
•information relating to any preferred stock purchasable upon exercise of such stock warrants.
The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.
Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.
Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION
McKesson may sell common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts or stock purchase units in one or more of the following ways from time to time:
•to or through underwriters or dealers;
•directly to one or more purchasers;
•through agents;
•through a combination of any of these methods of sale; or
•any other method permitted pursuant to applicable law.
McKesson may also sell it securities, including shares of its common stock, in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets.
For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of the offered securities and the net proceeds to McKesson from the sale;
•any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchanges on which such offered securities may be listed.
Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:
•a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;
•a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and
•a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
If a dealer is used in the sale, McKesson will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
Offered securities may be sold directly by McKesson to one or more institutional purchasers, or through agents designated by McKesson from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by McKesson to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom McKesson sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS
Unless otherwise stated in an accompanying prospectus supplement, Morrison & Foerster LLP, Washington, District of Columbia, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from McKesson Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and the effectiveness of McKesson Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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McKesson Corporation
     % Notes due 2029

Prospectus Supplement
          , 2024

Joint Book-Running Managers

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